SLM Student Loan Trust 2003-11
Quarterly Servicing Report
Report Date: 11/30/2004 Reporting Period: 9/1/04-11/30/04

I. Deal Parameters

	Student Loan Portfolio Characteristics		8/31/2004	Activity	11/30/2004
A	i	Portfolio Balance	$1,859,429,915.04	($28,648,396.56)	$1,830,781,518.48
	ii	Interest to be Capitalized	7,269,672.98		7,319,419.84

	iii	Total Pool	$1,866,699,588.02		$1,838,100,938.32
	iv	Specified Reserve Account Balance	4,666,748.97		4,595,252.35

	v	Total Adjusted Pool	$1,871,366,336.99		$1,842,696,190.67

B	i	Weighted Average Coupon (WAC)	5.449%		5.435%
	ii	Weighted Average Remaining Term	260.94		259.64
	iii	Number of Loans	99,654		98,306
	iv	Number of Borrowers	62,449		61,469
	v	Aggregate Outstanding Principal Balance - T-Bill	$367,222,683.37		$357,354,480.39
	vi	Aggregate Outstanding Principal Balance - Commercial Paper	$1,499,476,904.65		$1,480,746,457.93

						% of		% of
	Notes and Certificates			Spread	Balance 9/15/04	O/S Securities	Balance 12/15/04	O/S Securities
C	i	A-1 Notes	78442GJU1	0.000%	$34,962,336.99	1.868%	$6,292,190.67	0.341%
	ii	A-2 Notes	78442GJV9	0.050%	263,000,000.00	14.054%	263,000,000.00	14.273%
	iii	A-3 Notes	78442GJW7	0.120%	255,000,000.00	13.626%	255,000,000.00	13.838%
	iv	A-4 Notes	78442GJX5	0.190%	412,000,000.00	22.017%	412,000,000.00	22.359%
	v	A-5 Notes	78442GJR8	0.000%	270,641,000.00	14.462%	270,641,000.00	14.687%
	vi	A-6 Notes	78442GJS6	0.290%	275,000,000.00	14.695%	275,000,000.00	14.924%
	vii	A-7 Notes	78442GJT4	0.000%	300,000,000.00	16.031%	300,000,000.00	16.280%
	x	B Notes	78442GJY3	0.650%	60,763,000.00	3.247%	60,763,000.00	3.298%

	xi	Total Notes			$1,871,366,336.99	100.000%	$1,842,696,190.67	100.000%

	Reserve Account		9/15/2004	12/15/2004
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)	$0.00	$0.00
	iii	Specified Reserve Acct Balance ($)	$4,666,748.97	$4,595,252.35
	iv	Reserve Account Floor Balance ($)	$3,008,024.00	$3,008,024.00
	v	Current Reserve Acct Balance ($)	$4,666,748.97	$4,595,252.35

E	Other Accounts		9/15/2004	12/15/2004
	i	Remarketing Fee Account	$0.00	$0.00
	ii	Capitalized Interest Account	$14,250,000.00	$14,250,000.00
	iii	Principal Accumulation Account (A-5)	$0.00	$0.00
	iv	Supplemental Interest Account (A-5)	$0.00	$0.00
	v	Principal Accumulation Account (A-6)	$0.00	$0.00
	vi	Supplemental Interest Account (A-6)	$0.00	$0.00
	vii	Principal Accumulation Account (A-7)	$0.00	$0.00
	viii	Supplemental Interest Account (A-7)	$0.00	$0.00
	ix	Investment Premium Purchase Account	$0.00	$0.00
	x	Investment Reserve Account	$0.00	$0.00

F	Asset/Liability		9/15/2004	12/15/2004
	i	Total Adjusted Pool	$1,871,366,336.99	$1,842,696,190.67
	ii	Total Notes	$1,871,366,336.99	$1,842,696,190.67
	iii	Difference	$0.00	$0.00
	iv	Parity Ratio	1.00000	1.00000

II. 2003-11 Transactions from: 8/31/2004 through: 11/30/2004

A	Student Loan Principal Activity
	i	Regular Principal Collections	$31,736,540.17
	ii	Principal Collections from Guarantor	4,738,297.31
	iii	Principal Reimbursements	102,191.18
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$36,577,028.66

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$48,014.94
	ii	Capitalized Interest	(7,976,647.04)

	iii	Total Non-Cash Principal Activity	$(7,928,632.10)

C	Total Student Loan Principal Activity		$28,648,396.56

D	Student Loan Interest Activity
	i	Regular Interest Collections	$15,442,079.69
	ii	Interest Claims Received from Guarantors	252,067.55
	iii	Collection Fees/Returned Items	10,159.80
	iv	Late Fee Reimbursements	200,806.87
	v	Interest Reimbursements	2,658.98
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	432,559.03
	viii	Subsidy Payments	1,282,423.05

	ix	Total Interest Collections	$17,622,754.97

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$2,920.66
	ii	Capitalized Interest	7,976,647.04

	iii	Total Non-Cash Interest Adjustments	$7,979,567.70

F	Total Student Loan Interest Activity		$25,602,322.67

G	Non-Reimbursable Losses During Collection Period		$48,159.08
H	Cumulative Non-Reimbursable Losses to Date		$154,481.89

III. 2003-11 Collection Account Activity 8/31/2004 through 11/30/2004

A	Principal Collections
	i	Principal Payments Received	$22,387,413.56
	ii	Consolidation Principal Payments	14,087,423.92
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	0.58
	vi	Re-purchased Principal	102,190.60

	vii	Total Principal Collections	$36,577,028.66

B	Interest Collections
	i	Interest Payments Received	$17,286,819.64
	ii	Consolidation Interest Payments	122,309.68
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	2,248.70
	vi	Re-purchased Interest	410.28
	vii	Collection Fees/Returned Items	10,159.80
	viii	Late Fees	200,806.87

	ix	Total Interest Collections	$17,622,754.97

C	Other Reimbursements		$336,835.36

D	Reserves In Excess of the Requirement		$71,496.62

E	Reset Period Target Amount Excess		$0.00

F	Funds Released from Supplemental Interest Account		$0.00

G	Investment Premium Purchase Account Excess		$0.00

H	Investment Reserve Account Excess		$0.00

I	Interest Rate Cap Proceeds		$0.00

J	Interest Rate Swap Proceeds		$2,016,652.71

K	Administrator Account Investment Income		$0.00

L	Trust Account Investment Income		$209,020.00

M	Funds Released from Capitalized Interest Account		$0.00

	TOTAL AVAILABLE FUNDS		$56,833,788.32

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,546,501.64)
		Consolidation Loan Rebate Fees	$(4,761,965.27)

N	NET AVAILABLE FUNDS		$50,525,321.41

O	Servicing Fees Due for Current Period		$767,424.51

P	Carryover Servicing Fees Due		$0.00

Q	Administration Fees Due		$25,000.00

R	Total Fees Due for Period		$792,424.51

IV. 2003-11 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		%*		Principal Amount		%*
STATUS	8/31/2004	11/30/2004	8/31/2004	11/30/2004	8/31/2004	11/30/2004	8/31/2004	11/30/2004	8/31/2004	11/30/2004
INTERIM:
In School
Current	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%

Grace
Current	0.000%	0.000%	0	0	0.000%	0.000%	0.00	0.00	0.000%	0.000%

TOTAL INTERIM	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
REPAYMENT
Active
Current	5.389%	5.384%	70,588	68,924	70.833%	70.112%	$1,230,593,318.96	$1,197,117,935.25	66.181%	65.388%
31-60 Days Delinquent	6.095%	6.108%	2,373	2,886	2.381%	2.936%	43,567,795.77	53,458,763.29	2.343%	2.920%
61-90 Days Delinquent	6.295%	6.142%	1,398	1,394	1.403%	1.418%	27,154,531.15	26,504,565.28	1.460%	1.448%
91-120 Days Delinquent	6.361%	6.652%	863	557	0.866%	0.567%	15,671,048.32	10,415,724.14	0.843%	0.569%
> 120 Days Delinquent	6.381%	6.662%	1,923	1,681	1.930%	1.710%	33,708,272.12	30,325,214.08	1.813%	1.656%

Deferment
Current	5.296%	5.261%	9,979	10,048	10.014%	10.221%	206,460,441.44	205,620,257.80	11.103%	11.231%

Forbearance
Current	5.522%	5.466%	12,375	12,614	12.418%	12.831%	299,016,535.04	303,972,997.49	16.081%	16.603%

TOTAL REPAYMENT	5.456%	5.445%	99,499	98,104	99.844%	99.795%	$1,856,171,942.80	$1,827,415,457.33	99.825%	99.816%
Claims in Process (1)	1.447%	0.000%	155	202	0.156%	0.205%	$3,257,972.24	$3,366,061.15	0.175%	0.184%
Aged Claims Rejected (2)	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
GRAND TOTAL	5.449%	5.435%	99,654	98,306	100.000%	100.000%	$1,859,429,915.04	$1,830,781,518.48	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.

* Percentages may not total 100% due to rounding.

V. 2003-11 Portfolio Characteristics by School and Program

SCHOOL TYPE	WAC	# Loans	$ Amount	%

-Four Year	8.855%	267	$6,329,083.71	0.346%
-Two Year	8.995%	44	508,900.42	0.028%
-Technical	8.017%	29	225,636.77	0.012%
-Other	5.434%	97,966	1,823,717,897.58	99.614%

- Total	5.435%	98,306	$1,830,781,518.48	100.000%
* 100% of the Trust Student Loans are consolidation loans.

*  Percentages may not total 100% due to rounding.

VI. 2003-11 Various Interest Accruals and Floating Rate Swap Payments

A	Borrower Interest Accrued During Collection Period					$23,512,116.85

B	Interest Subsidy Payments Accrued During Collection Period					1,204,110.08

C	SAP Payments Accrued During Collection Period					1,009,696.16

D	Investment Earnings Accrued for Collection Period (TRUST ACCOUNTS except CAP INT ACCT)					209,020.00

E	Investment Earnings (ADMINISTRATOR ACCOUNTS)					0.00

F	Consolidation Loan Rebate Fees					(4,761,965.27)

G	Net Expected Interest Collections					$21,172,977.82

H	Interest Rate Cap Payments Due to the Trust
						Cap

	i	Cap Notional Amount				$370,000,000.00

	ii	Libor (Interpolated first period)				1.88000%
	iii	Cap %				5.00000%

	iv	Excess Over Cap ( ii-iii)				0.00000%

	v	Cap Payments Due to the Trust				$0.00

I Interest Rate Swap on Fixed Rate Reset Notes

		Swap Payments
				A-5 Swap Calc	A-6 Swap Calc	A-7 Swap Calc

		i	Notional Swap Amount	$270,641,000.00	$0.00	$300,000,000.00

		SLM Student Loan Trust Pays:
			3 Month Libor	1.88000%	0.00000%	1.88000%

			Spread	0.07000%	0.00000%	0.12750%

		ii	Pay Rate	1.95000%	0.00000%	2.00750%

		iii	Gross Swap Payment Due Counterparty	$1,334,034.60	$0.00	$1,522,354.17
		iv	Days in Period 9/15/2004 12/15/2004	91	91	91

		Counterparty Pays:
		v	Fixed Rate Equal To Respective Reset Note Rate	2.99000%	0.00000%	3.80000%
		vi	Gross Swap Receipt Due Trust	$2,023,041.48	$0.00	$2,850,000.00
		vii	Days in Period 9/15/2004 12/15/2004	90	90	90

VII. 2003-11 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate	Index
A	Class A-1 Interest Rate	0.004752222	(9/15/04—12/15/04)	1.88000%	LIBOR
B	Class A-2 Interest Rate	0.004878611	(9/15/04—12/15/04)	1.93000%	LIBOR
C	Class A-3 Interest Rate	0.005055556	(9/15/04—12/15/04)	2.00000%	LIBOR
D	Class A-4 Interest Rate	0.005232500	(9/15/04—12/15/04)	2.07000%	LIBOR
E	Class A-5 Interest Rate	0.007475000	(9/15/04—12/15/04)	2.99000%	Fixed
F	Class A-6 Interest Rate	0.005485278	(9/15/04—12/15/04)	2.17000%	LIBOR
G	Class A-7 Interest Rate	0.009500000	(9/15/04—12/15/04)	3.80000%	Fixed
J	Class B Interest Rate	0.006395278	(9/15/04—12/15/04)	2.53000%	LIBOR

VIII. 2003-11 Inputs From Original Data 8/31/2004

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$1,859,429,915.04
	ii	Interest To Be Capitalized	7,269,672.98

	iii	Total Pool	$1,866,699,588.02
	iv	Specified Reserve Account Balance	4,666,748.97

	v	Total Adjusted Pool	$1,871,366,336.99

B	Total Note and Certificate Factor		0.9239472
C	Total Note Balance		$1,871,366,336.99

D	Note Balance 9/15/2004		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6	Class A-7	Class B

	i	Current Factor	0.1849859	1.0000000	1.0000000	1.0000000	1.0000000	1.0000000	1.0000000	1.0000000
	ii	Expected Note Balance	$34,962,336.99	$263,000,000.00	$255,000,000.00	$412,000,000.00	$270,641,000.00	$275,000,000.00	$300,000,000.00	$60,763,000.00
	iii	Note Principal Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	iv	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

E	Reserve Account Balance		$4,666,748.97
F	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
G	Unpaid Administration fees from Prior Quarter(s)		$0.00
H	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
I	Interest Due on Unpaid Carryover Servicing Fees		$0.00

IX. 2003-11 Trigger Events

A	Has Stepdown Date Occurred?	N
	The Stepdown Date is the earlier of (1) 12/15/2008 or (2) the first date on which no class A notes remain outstanding.

B	Note Balance Trigger	N

	Class A Percentage	100.00%
	Class B Percentage	0.00%

X. 2003-11 Other Account Deposits and Reconciliations

A	Reserve Account Reconciliation:
	i	Beginning of Period Balance			$4,666,748.97
	ii	Deposits to correct Shortfall			$0.00

	iii	Total Reserve Account Balance Available			$4,666,748.97
	iv	Required Reserve Account Balance			$4,595,252.35
	v	Shortfall Carried to Next Period			$0.00
	vi	Excess Reserve — Release to Collection Account			$71,496.62

	vii	Ending Reserve Account Balance			$4,595,252.35

B	Capitalized Interest Account Required Amount:
	i	Beginning of Period Balance			$14,250,000.00
	vi	Capitalized Interest Release to the Collection Account			$0.00

	vii	Ending Capitalized Interest Account Balance			$14,250,000.00

C	Accumulation Account Deposits and Balances:
	i	Class A-5 Accumulation Account Beginning Balance			$0.00
	ii	Deposits for payment on the next reset date			$0.00

	iii	Ending A-5 Accumulation Account Balance			$0.00

	iv	Class A-6 Accumulation Account Beginning Balance			$0.00
	v	Deposits for payment on the next reset date			$0.00

	vi	Ending A-6 Accumulation Account Balance			$0.00

	vii	Class A-7 Accumulation Account Beginning Balance			$0.00
	viii	Deposits for payment on the next reset date			$0.00

	ix	Ending A-7 Accumulation Account Balance			$0.00

D	Supplemental Interest Account Deposits:
	i	Three Month Libor Determined		9/13/2004	1.88000%
	ii	Investment Rate			0.94500%

	iii	Difference			0.93500%

	iv	Class A-5 Supplemental Interest Account Beginning Balance			$0.00
	v	Funds Released into Collection Account			$0.00
	vi	Number of Days Through Next Reset Date			730
	vii	Class A-5 Supplemental Interest Account Deposit Amount			$0.00

	viii	Class A-6 Supplemental Interest Account Beginning Balance			$0.00
	ix	Funds Released into Collection Account			$0.00
	x	Number of Days Through Next Reset Date			3,288
	xi	Class A-6 Supplemental Interest Account Deposit Amount			$0.00

	xii	Class A-7 Supplemental Interest Account Beginning Balance			$0.00
	xiii	Funds Released into Collection Account			$0.00
	xiv	Number of Days Through Next Reset Date			1,370
	xv	Class A-7 Supplemental Interest Account Deposit Amount			$0.00

E	Remarketing Fee Account Reconciliation:		A-5	A-6	A-7	Total

	i	Next Reset Date	12/15/2006	12/16/2013	9/15/2008
	ii	Reset Period Target Amount	$0.00	$0.00	$0.00	$0.00
	iii	Remarketing Account Required Balance	$0.00	$0.00	$0.00	$0.00
	iv	Remarketing Fee Account Balance (net of inv earnings)	$0.00	$0.00	$0.00	$0.00
	v	Quarterly Funding Amount	$0.00	$0.00	$0.00	$0.00
	vi	Reset Period Target Amount Excess	$0.00	$0.00	$0.00	$0.00

	vii	End of Period Account Balance (net of investment earnings)	$0.00	$0.00	$0.00	$0.00

F	Investment Premium Purchase Account
	i	Beginning of Period Account Balance			$0.00
	ii	Required Quarterly Deposit			$0.00
	iii	Eligible Investment Purchase Premium Paid			$0.00
	iv	Funds Released into Collection Account			$0.00

	v	End of Period Account Balance			$0.00

G	Investment Reserve Account
	i	Balance			$0.00
	ii	Requirement			$0.00
	iii	Funds Released into Collection Account			$0.00
	iv	Have there been any downgrades to any eligible investments?			N

XI. 2003-11 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Section III-N)		$50,525,321.41	$50,525,321.41

B	Primary Servicing Fees-Current Month		$767,424.51	$49,757,896.90

C	Administration Fee		$25,000.00	$49,732,896.90

D	Aggregate Quarterly Funding Amount to Remarketing Fee Account		$0.00	$49,732,896.90

E	Noteholder’s Interest Distribution Amounts
	i	Class A-1	$166,148.79	$49,566,748.11
	ii	Class A-2	$1,283,074.72	$48,283,673.39
	iii	Class A-3	$1,289,166.67	$46,994,506.72
	iv	Class A-4	$2,155,790.00	$44,838,716.72
	v	Class A-5	$2,023,041.48	$42,815,675.24
	vi	Class A-6	$1,508,451.39	$41,307,223.85
	vii	Class A-7	$2,850,000.00	$38,457,223.85
	x	Aggregate Interest Rate Swap Payments	$0.00	$38,457,223.85

		Total	$11,275,673.05

F	Class B Noteholders’ Interest Distribution Amount		$388,596.26	$38,068,627.59

G	Noteholder’s Principal Distribution Amounts Paid (or set aside*)
	i	Class A-1	$28,670,146.32	$9,398,481.27
	ii	Class A-2	$0.00	$9,398,481.27
	iii	Class A-3	$0.00	$9,398,481.27
	iv	Class A-4	$0.00	$9,398,481.27
	v	Class A-5	$0.00	$9,398,481.27
	vi	Class A-6	$0.00	$9,398,481.27
	vii	Class A-7	$0.00	$9,398,481.27

		Total	$28,670,146.32

H	Increase to Supplemental Interest Account		$0.00	$9,398,481.27

I	Investment Reserve Account Required Amount		$0.00	$9,398,481.27

J	Class B Noteholder’s Principal Distribution Amount		$0.00	$9,398,481.27

K	Increase to the Specified Reserve Account		$0.00	$9,398,481.27

L	Investment Premium Purchase Account Deposit		$0.00	$9,398,481.27

M	Carryover Servicing Fees		$0.00	$9,398,481.27

N	Remaining Swap Termination Fees		$0.00	$9,398,481.27

O	Remarketing Costs in Excess of Remarketing Fee Account		$0.00	$9,398,481.27

P	Additional fees owed to 1) the remarketing agents and 2) the administrator		$0.00	$9,398,481.27

	Excess to Excess Distribution Certificate Holder		$9,398,481.27	$0.00

*   Amounts allocated to classes of fixed rate reset notes are deposited into their accumulation account for distribution on the next related reset date

XII. 2003-11 Distributions

A	Distribution Amounts		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6	Class A-7	Class B
	i	Quarterly Interest Due	$166,148.79	$1,283,074.72	$1,289,166.67	$2,155,790.00	$2,023,041.48	$1,508,451.39	$2,850,000.00	$388,596.26
	ii	Quarterly Interest Paid	166,148.79	1,283,074.72	1,289,166.67	2,155,790.00	2,023,041.48	1,508,451.39	2,850,000.00	388,596.26

	iii	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Due	$28,670,146.32	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid (or
		set aside)	28,670,146.32	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	ix	Quarterly Principal Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount	$28,836,295.11	$1,283,074.72	$1,289,166.67	$2,155,790.00	$2,023,041.48	$1,508,451.39	$2,850,000.00	$388,596.26

B	Principal Distribution Reconciliation

	i	Notes Outstanding Principal Balance 9/15/2004	$1,871,366,336.99
	ii	Adjusted Pool Balance 11/30/2004	1,842,696,190.67

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)	$28,670,146.32

	iv	Adjusted Pool Balance 8/31/2004	$1,871,366,336.99
	v	Adjusted Pool Balance 11/30/2004	1,842,696,190.67

	vi	Current Principal Due (iv-v)	$28,670,146.32
	vii	Principal Shortfall from Prior Collection Period	0.00

	viii	Principal Distribution Amount (vi + vii)	$28,670,146.32

	ix	Principal Distribution Amount Paid	$28,670,146.32

	x	Principal Shortfall (viii - ix)	$0.00
C		Total Principal Distribution	$28,670,146.32
D		Total Interest Distribution	11,664,269.31

E		Total Cash Distributions	$40,334,415.63

F	Note Balances			9/15/2004	Payment Factor	12/15/2004
	i	A-1 Note Balance	78442GJU1	$34,962,336.99		$6,292,190.67
		A-1 Note Pool Factor		0.1849859100	0.1516938959	0.0332920141

	ii	A-2 Note Balance	78442GJV9	$263,000,000.00		$263,000,000.00
		A-2 Note Pool Factor		1.0000000000	0.0000000000	1.0000000000

	iii	A-3 Note Balance	78442GJW7	$255,000,000.00		$255,000,000.00
		A-3 Note Pool Factor		1.0000000000	0.0000000000	1.0000000000

	iv	A-4 Note Balance	78442GJX5	$412,000,000.00		$412,000,000.00
		A-4 Note Pool Factor		1.0000000000	0.0000000000	1.0000000000

	v	A-5 Note Balance	78442GJR8	$270,641,000.00		$270,641,000.00
		A-5 Note Pool Factor		1.0000000000	0.0000000000	1.0000000000

	vi	A-6 Note Balance	78442GJS6	$275,000,000.00		$275,000,000.00
		A-6 Note Pool Factor		1.0000000000	0.0000000000	1.0000000000

	vii	A-7 Note Balance	78442GJT4	$300,000,000.00		$300,000,000.00
		A-7 Note Pool Factor		1.0000000000	0.0000000000	1.0000000000

	viii	A-B Note Balance	78442GJY3	$60,763,000.00		$60,763,000.00
		A-B Note Pool Factor		1.000000000	0.000000000	1.000000000

XIII. 2003-11 Historical Pool Information

			9/1/04-11/30/04	6/1/04-8/31/04	3/1/04-5/31/04	10/6/03-2/29/04
Beginning Student Loan Portfolio Balance			$1,859,429,915.04	$1,904,360,260.25	$1,939,562,024.51	$2,000,544,519.28

	Student Loan Principal Activity
	i	Regular Principal Collections	$31,736,540.17	$48,509,119.17	$40,063,348.59	$69,628,055.54
	ii	Principal Collections from Guarantor	4,738,297.31	3,800,488.72	3,764,676.62	1,788,883.26
	iii	Principal Reimbursements	102,191.18	84,336.73	28,330.84	913,127.91
	iv	Other System Adjustments	—	—	—	—

	v	Total Principal Collections	$36,577,028.66	$52,393,944.62	$43,856,356.05	$72,330,066.71
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$48,014.94	$64,397.35	$45,891.91	$253,810.98
	ii	Capitalized Interest	(7,976,647.04)	(7,527,996.76)	(8,700,483.70)	(11,601,382.50)

	iii	Total Non-Cash Principal Activity	$(7,928,632.10)	$(7,463,599.41)	$(8,654,591.79)	$(11,347,571.52)

(-)	Total Student Loan Principal Activity		$28,648,396.56	$44,930,345.21	$35,201,764.26	$60,982,495.19

	Student Loan Interest Activity
	i	Regular Interest Collections	$15,442,079.69	$16,178,197.94	$16,266,787.37	$27,314,821.70
	ii	Interest Claims Received from Guarantors	252,067.55	254,241.61	181,632.39	28,018.34
	iii	Collection Fees/Returned Items	10,159.80	6,260.76	5,891.09	5,728.44
	iv	Late Fee Reimbursements	200,806.87	210,726.12	183,894.73	297,988.47
	v	Interest Reimbursements	2,658.98	528.92	1,187.18	5,994.25
	vi	Other System Adjustments	—	—	—	—
	vii	Special Allowance Payments	432,559.03	100,870.93	41,210.07	53,335.58
	viii	Subsidy Payments	1,282,423.05	1,219,528.29	1,247,739.00	1,173,468.47

	ix	Total Interest Collections	$17,622,754.97	$17,970,354.57	$17,928,341.83	$28,879,355.25
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$2,920.66	$167.85	$1,912.99	$(254,755.55)
	ii	Capitalized Interest	7,976,647.04	7,527,996.76	8,700,483.70	11,601,382.50

	iii	Total Non-Cash Interest Adjustments	$7,979,567.70	$7,528,164.61	$8,702,396.69	$11,346,626.95

	Total Student Loan Interest Activity		$25,602,322.67	$25,498,519.18	$26,630,738.52	$40,225,982.20
(=)	Ending Student Loan Portfolio Balance		$1,830,781,518.48	$1,859,429,915.04	$1,904,360,260.25	$1,939,562,024.51
(+)	Interest to be Capitalized		$7,319,419.84	$7,269,672.98	$6,697,735.85	$7,794,735.66
(=)	TOTAL POOL		$1,838,100,938.32	$1,866,699,588.02	$1,911,057,996.10	$1,947,356,760.17

(+)	Reserve Account Balance		$4,595,252.35	$4,666,748.97	$4,777,644.99	$4,868,391.90

(=)	Total Adjusted Pool		$1,842,696,190.67	$1,871,366,336.99	$1,915,835,641.09	$1,952,225,152.07

XIV. 2003-11 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Mar-04	$1,947,356,760	4.45%
Jun-04	$1,911,057,996	4.58%
Sep-04	$1,866,699,588	5.11%
Dec-04	$1,838,100,938	4.74%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.